Exhibit 99.1

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600		News Release
Contact:
	For investors:	Terri Williams-Perry – phone: 215 231.1486
Email: terri.williams-perry@radian.biz

	For the media:	Rick Gillespie – phone: 215 231.1061
Email: rick.gillespie@radian.biz

Steve Frankel / Tim Lynch
Joele Frank, Wilkinson Brimmer Katcher
212 355 4449

Radian Files Form 10-K

Company Finalizes Derivative Fair Value Adjustment

PHILADELPHIA, March 14, 2008 - Radian Group Inc. (NYSE: RDN) today announced the filing of its 2007 Annual Report on Form 10-K with the Securities and Exchange Commission. As previously reported, the filing had been delayed pending completion of the Company’s fair value determination relating to insured collateralized debt obligations (“CDOs”) in its financial guaranty business.

On February 15, 2008, the Company reported a net loss of $618 million and a diluted net loss per share of $7.74 for the quarter ended December 31, 2007, and a net loss of $1.2 billion and a diluted net loss per share of $14.92 for the full year. At the time, Radian noted that the fair market value related to certain non-corporate CDO transactions in the financial guaranty business was subject to possible adjustment.

In its 10-K filing, the Company reported a $103 million negative after-tax adjustment to earnings, primarily due to a fair value adjustment to such non-corporate CDO transactions. As a result of these adjustments, Radian reported a net loss of $721 million and a diluted net loss per share of $9.03 for the fourth quarter, ended December 31, 2007. For the full year ended December 31, 2007, Radian reported a net loss of $1.3 billion and a diluted net loss per share of $16.22. Book value per share at December 31, 2007 was $33.83.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

The Company noted that the additional fair value loss has no impact on Radian Asset’s claim paying resources for regulatory purposes or rating agency purposes.

Radian Group Inc. is a global credit risk management company headquartered in Philadelphia with significant operations in New York and London. Radian develops innovative financial solutions by applying its core mortgage credit risk expertise and structured finance capabilities to the credit enhancement needs of the capital markets worldwide, primarily through credit insurance products. The company also provides credit enhancement for public finance and other corporate and consumer assets on both a direct and reinsurance basis and holds strategic interests in credit-based consumer asset businesses. Additional information may be found at www.radian.biz.

All statements in this news release that address events, developments or results that we expect or anticipate may occur in the future are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the U.S. Private Securities Litigation Reform Act of 1995. These statements, which include, without limitation, projections regarding our future performance and financial condition are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward looking information. The forward-looking statements, as well as our prospects as a whole, are subject to risks and uncertainties, including the following: actual or perceived changes in general financial and political conditions, such as extended national or regional economic recessions, changes in housing demand or mortgage originations, changes in housing values (in particular, further deterioration in the housing, mortgage and related credit markets, which would harm our future consolidated results of operations and, if more severe than our current predictions, could cause losses for our mortgage insurance business to be worse than expected), changes in the liquidity in the capital markets and the further contraction of credit markets, population trends and changes in household formation patterns, changes in unemployment rates, changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance; actual or perceived

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	economic changes or catastrophic events in geographic regions (both domestic and international) where our mortgage insurance or financial guaranty insurance in force is more concentrated; our ability to successfully acquire additional capital in the event that capital is required to support our long-term liquidity needs and to protect our credit and financial strength ratings; a decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and a deterioration in housing markets throughout the United States; a decrease in the volume of municipal bonds and other public finance and structured finance transactions that we insure; the loss of a customer for whom we write a significant amount of mortgage insurance or financial guaranty insurance or the influence of large customers; disruption in the servicing of mortgages covered by our insurance policies; the aging of our mortgage insurance portfolio, and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies; the performance of our insured portfolio of higher risk loans, such as Alt-A and sub-prime loans, and adjustable rate products, such as adjustable rate mortgages and interest-only mortgages, which have resulted in increased losses in 2007 and may result in further losses; reduced opportunities for loss mitigation in markets where housing values fail to appreciate or begin to decline; changes in persistency rates of our mortgage insurance policies caused by changes in refinancing activity, in the rate of appreciation or depreciation of home values and changes in the mortgage insurance cancellation requirements of mortgage lenders and investors; downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the insurance financial strength ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, our credit rating and the financial strength ratings of our mortgage insurance subsidiaries that are currently under review for possible downgrade); heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers, from alternative products such as “80-10-10” loans or other forms of simultaneous second loan structures used by mortgage lenders, from investors using forms of credit enhancement other than mortgage insurance as a partial or complete substitution for private mortgage insurance and from mortgage lenders that demand increased participation in revenue sharing arrangements such as captive reinsurance arrangements; changes in the charters or business practices of Federal National Mortgage Association and Freddie Mac, the largest purchasers of mortgage loans that we insure; heightened competition for financial guaranty business from other financial guaranty insurers, including those recently downgraded to ratings equal to or lower than our ratings, from other forms of credit enhancement such as letters of credit, guaranties and credit default swaps provided by foreign and domestic banks and other financial institutions and from alternative structures that may permit insurers to securitize assets more cost-effectively without the need for the types of credit enhancement we offer, or result in our having to reduce the premium we charge for our products; the application of existing federal or state consumer, lending, insurance, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the possibility of private lawsuits or investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance or financial guaranty insurance, or (iii) legislation and regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer; the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses, the premium deficiency for our second-lien mortgage insurance business or to estimate accurately the fair value amounts of derivative contracts in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts; changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board (in particular changes regarding income recognition and the treatment of loss reserves in the financial guaranty industries); our ability to profitably grow our insurance businesses in international markets, which depends on a number of factors such as foreign governments’ monetary policies and regulatory requirements, foreign currency exchange rate fluctuations, and our ability to develop and market products appropriate to foreign markets; legal and other limitations on the amount of dividends we may receive from our subsidiaries; and vulnerability to the performance of our strategic investments, including in particular, our investment in Sherman Financial Group LLC. For more information regarding these risks and uncertainties, as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Part I, Item 1A of our annual report on Form 10-K for the year ended December 31, 2007. We caution you not to place undue reliance on these forward-looking statements, which are current only as of the date of this news release. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements made in this report to reflect new information or future events or for any other reason.